EXHIBIT 11
             STIFEL FINANCIAL CORP. AND SUBSIDIARIES

                STATEMENT REGARDING COMPUTATION OF CONSOLIDATED
                              EARNINGS PER SHARE
                                                     Years Ended December 31,
                                              1996             1995             1994
                                              ----             ----             ----
Primary
-------
Net income (loss)                         $ 3,392,502      $   643,521      $(5,503,335)
                                          -----------      -----------      -----------
Average number of common shares
  outstanding during the period             4,671,863        4,606,775        4,572,498
Additional Shares assuming exercise
  of stock options <F1>                       108,125           67,109          116,656
                                          -----------      -----------      -----------
Common shares and equivalents used
  to calculate earnings (loss) per share    4,779,988        4,673,884        4,689,154
                                          -----------      -----------      -----------
Primary earnings (loss) per share         $      0.71      $      0.14      $     (1.17)
                                          ===========      ===========      ===========
Fully Diluted
-------------
Net income (loss)                         $ 3,392,502      $   643,521      $(5,503,335)
After-tax interest savings assuming
  conversion of Senior Convertible
  Notes <F2>                                  600,961          553,902          684,075
                                          -----------      -----------      -----------
Net income (loss)                         $ 3,993,463      $ 1,197,423      $(4,819,260)
                                          -----------      -----------      -----------
Average number of common shares
  outstanding during the period             4,671,863        4,606,775        4,572,498
Additional Shares assuming exercise
  of stock options <F1>                       191,639           80,742          116,656
Additional Shares assuming conversion
  of Senior Convertible Notes <F3>          1,417,716        1,417,716        1,417,716
                                          -----------      -----------      -----------
Common shares and equivalents used
  to calculate earnings (loss) per share    6,281,218        6,105,233        6,106,870
                                          -----------      -----------      -----------
Fully diluted earnings (loss) per share   $      0.64      $      0.14<F4>  $     (1.17)<F4>
                                          ===========      ===========      ===========
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
<F1>    Represents the number of shares of common stock  issuable
  on the exercise of dilutive employee stock options less the number of shares of common stock which could have been purchased with the proceeds from the exercise of such options. For primary earnings per share computations, these purchases were assumed to have been made at the average market price of the common stock during the period or that part of the period for which the option was outstanding. For fully diluted earnings per share computations, these purchases were assumed to have been made at the greater of the market price of the common stock at the end of the period or average market price of the common stock during the period or that part of the period for which the option was outstanding.

<F2>    Represents the after-tax interest savings resulting  from
  assumed  conversion of $10,000,000 aggregate  principal  11.25%
  Senior Convertible Notes.

<F3>    Represents the number of shares of common stock  issuable
  upon  conversion  of  $10,000,000  aggregate  principal  11.25%
  Senior Convertible Notes at a conversion price of $7.05 share.

<F4>    Net  fully diluted earnings (loss) per share computes  to
  $0.20 and ($0.79) for the years ended December 31, 1995 and December 31, 1994, respectively. Since this is anti-dilutive, fully diluted earnings (loss) per share is equivalent to primary earnings (loss) per share.
